UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 14, 2007

Capital Crossing Preferred Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

000-25193	04-3439366
(Commission File Number)	(IRS Employer Identification No.)

101 Summer Street
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 880-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departures of Directors or Certain Officers

On December 14, 2007, Nicholas Lazares and Richard Wayne resigned as directors of Capital Crossing Preferred Corporation (the “Corporation”). Mr. Wayne also resigned as President. On the same date, they resigned as officers of Lehman Brothers Inc. and Lehman Brothers Bank, FSB, the Corporation’s parent, to pursue new endeavors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION

Date:	December 20, 2007	By:	/s/ Nancy Coyle
Nancy Coyle
Controller